                                                                     EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                               THE viaLINK COMPANY

                                       AND

                              i2 TECHNOLOGIES, INC.

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................................1


ARTICLE 2 REGISTRATION RIGHTS.....................................................................................3
         2.1      Demand Registration.............................................................................3
         2.2      Piggyback Registrations.........................................................................3
         2.3      Registration Procedures.........................................................................4
         2.4      Payment of Expenses.............................................................................7
         2.5      Participation in Underwritten Registrations.....................................................7
         2.6      Information of the Holder.......................................................................8
         2.7      Rule 144 Information............................................................................8
         2.8      Delay in Demand Registration....................................................................8


ARTICLE 3 INDEMNIFICATION.........................................................................................8
         3.1      Indemnification by the Company..................................................................8
         3.2      Indemnification by Holder.......................................................................9
         3.3      Notice: Defense of Claims.......................................................................9
         3.4      Contribution....................................................................................9
         3.5      Survival.......................................................................................10


ARTICLE 4 MISCELLANEOUS..........................................................................................10
         4.1      Notices........................................................................................10
         4.2      Interpretation.................................................................................12
         4.3      Counterparts...................................................................................12
         4.4      Entire Agreement...............................................................................12
         4.5      Amendments and Waivers.........................................................................12
         4.6      Successors and Assigns.........................................................................12
         4.7      Severability...................................................................................12
         4.8      Remedies Cumulative............................................................................13
         4.9      Governing Law..................................................................................13
         4.10     Rules of Construction..........................................................................13
         4.11     Currency.......................................................................................13

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October 12, 1999, by and between The viaLink Company, an Oklahoma corporation (together with any successor entity, the "Company"), and i2 Technologies, Inc. (the "Holder").

                                R E C I T A L S:

                  A. The Company and the Holder are parties to a Securities Purchase Agreement, dated October 12, 1999 (the "Purchase Agreement"), providing, among other things, for the Holder's acquisition of shares of Common Stock, par value $0.001 per share, of the Company ("Shares") and a warrant to purchase shares of Common Stock of the Company (the "Warrant").

                  B. The execution and delivery of this Agreement by the Company and the Holder is required in connection with the transactions contemplated by the Purchase Agreement.

                               A G R E E M E N T:

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the meanings indicated:

                  "Closing" means the closing of the transactions contemplated by the Securities Purchase Agreement.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the Company's common stock, par value $0.001 per share.

                  "Demand Registration" means the registration provided for in
Section 2.1 hereof.

                  "1933 Act" means the United States Securities Act of 1933, as amended.

                  "Other Securities" means any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise)
(i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to shares of Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of Common Stock.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Piggyback Registration" means the registration provided for in Section 2.2 hereof.

                  "Potential Material Event" means any of the following: (a) the possession by the Company of material non-public information required to be disclosed in a Company registration statement and the determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement at that time would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, if disclosed in the registration statement at such time, be materially and adversely affected, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Article 2 hereof, including all registration, Commission filing fees, fees of the National Association of Securities Dealers or the Nasdaq SmallCap Market, all fees and expenses of complying with securities or blue sky laws, printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and, in the case of a Piggyback Registration pursuant to Section 2.2 hereof that is a firm commitment underwritten public offering, the reasonable fees and expenses (not to exceed $15,000) of one counsel to all selling Holders; provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Stock being registered shall pay, any underwriting discounts, commissions and transfer taxes in respect of the Registrable Stock being registered.

                  "Registrable Stock" means (a) all Shares; (b) all shares of Common Stock or Other Securities issued or issuable upon exercise of the Warrant; and (c) any securities issued or issuable with respect to such shares of Common Stock or Other Securities described in (a) or (b) above by way of a stock dividend or stock split or in connection with a combination or reclassification of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that any particular Registrable Stock shall cease to be Registrable Stock when (x) a registration statement with respect to the sale of such stock shall become effective under the 1933 Act and such stock shall have been disposed of in accordance with such registration statement, or (y) such stock shall have been sold pursuant to Rule 144; and provided further, only securities issued by the Company will be deemed to be Registrable Stock.

                  "Rule 144" means Rule 144 (or any successor provision) under the 1933 Act.

                                   ARTICLE 2

                               REGISTRATION RIGHTS

                  2.1 Demand Registration. As soon as practicable after receipt of a written request from the Holder, which request may be made on or after the 90th day after the Closing and prior to the third anniversary of the Closing, the Company shall use its best efforts to file with the Commission a shelf registration statement on Form S-1 or such other form of registration statement which the Company is eligible to use and which is appropriate for the contemplated transaction providing for the registration and resale on a continuous or delayed basis by the Holder, pursuant to Rule 415 under the 1933 Act, covering such shares of Registrable Stock as the Holder(s) of not less than 50% of the Registrable Stock may designate, and the Company shall use its best efforts to cause such Demand Registration to become or be declared effective as soon as practicable. The Company shall use its best efforts to keep such Demand Registration continuously effective, supplemented and amended pursuant to the provisions of Section 2.3 hereof until the earlier of (i) the sale by the Holders of all shares of Registrable Stock registered in such registration or
(ii) the date that is 180 days subsequent to the effective date of such registration. The Holder(s) of Registrable Stock shall be entitled to one Demand Registration under this Section 2.1. The Company may decline (for a period not to exceed 60 days) to effect a Demand Registration if a Potential Material Event exists at the time a Demand Registration is requested; provided, that all time periods set forth in this Section 2.1 shall be tolled during such period.

                  2.2 Piggyback Registrations.

                           (a) Right to Piggyback. If subsequent to the 90th day
                  after the Closing and prior to the third anniversary of the Closing the Company proposes to register any offering of its securities under the Securities Act, whether or not for sale for its own account (other than on Form S-4, Form S-8 or any successor form), and the registration form to be used permits the registration of an offering of Registrable Stock by a Holder (a "Piggyback Registration"), then the Company will give prompt notice to the Holder(s) of Registrable Stock of its intention to effect such a registration (each a "Piggyback Notice"). Subject to Section 2.2(b) below, the Company will include in such registration all shares of Registrable Stock that the Holder(s) thereof have requested the Company to include in such registration by notice to the Company within 20 days after the date of receipt of the Company's notice. Notwithstanding any other provisions of this Agreement (including Section 2.3), the process (including timing) of causing a Piggyback Registration to become effective and any decision to terminate a Piggyback Registration will be within the sole discretion of the Company.

                           (b) Priority on Registrations. If any Piggyback
                  Registration shall be an underwritten offering, the right of any Holder's Registrable Stock to be included in such Piggyback Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting to the extent provided herein Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including Registrable Stock) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated: (i) in the case of a registration initiated by the Company for the purpose of registering securities to be sold by the Company, first, to the Company, second, to any party which as of the date hereof has a contractual right to participate in such registration to the extent such party's currently existing contractual arrangements prohibit the Company from allowing the Holders of Registrable Stock to participate pro rata with such party in such registration, third to the Holders of Registrable Stock, and fourth, to all other persons requesting that securities be included in such registration; and (ii) in the case of a registration initiated by the Company for the purpose of registering securities to be sold by security holders of the Company, first, to any party which has exercised its contractual right to require that the Company initiate such registration, second, to any party which as of the date hereof has a contractual right to participate in such registration to the extent such party's currently existing contractual arrangements prohibit the Company from allowing the Holders of Registrable Stock to participate pro rata with such party in such registration, third to the Holders of Registrable Stock, and fourth, to all other persons requesting that securities be included in such registration. Within the category for the allocation of securities to be included in the registration/underwriting to which Holders of Registrable Stock are assigned, such Holders will participate pro rata on the basis of the number of shares that such Holders have requested (consistent with their contractual rights) to be included in the registration. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  2.3 Registration Procedures. In connection with any registration hereunder, the Company will use its best efforts to, as soon as practicable, effect the registration and the sale of such Registrable Stock in accordance with the intended method of distribution thereof and will:

                           (a) prepare and file with the Commission a
                  registration statement with respect to such Registrable Stock and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel, if any, selected by the Holder copies of all such documents proposed to be filed, which documents will be subject to the reasonable comments of such counsel;

                           (b) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as shall be required for the disposition pursuant to the terms of such registration of all Registrable Stock covered thereby (but not to exceed, in the case of the Demand Registration, the date which is 180 days subsequent to the effective date of such registration), and in each such case comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

                           (c) furnish to each seller of Registrable Stock such
                  reasonable number of copies of such registration statement, each amendment and supplement thereto, in each case including all exhibits, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Stock then held, owned and being registered by such seller;

                           (d) use its best efforts to register or qualify such
                  Registrable Stock under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests to keep such registration or qualification in effect for as long as the relevant registration statement is in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Stock then held, owned and being registered by such seller; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

                           (e) notify each seller of such Registrable Stock, at
                  any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading;

                           (f) cause all such Registrable Stock to be listed on
                  each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                           (g) provide a transfer agent and registrar for all
                  such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                           (h) enter into such customary agreements (including
                  underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

                           (i) make available for inspection, subject to
                  execution and delivery of customary non-disclosure and non-use agreements, by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply, subject to execution and delivery of customary non-disclosure and non-use agreements, all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                           (j) otherwise use its best efforts to comply with all
                  applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                           (k) if such registration relates to an underwritten
                  offering, furnish to each seller of Registrable Stock a signed counterpart of

                                    (x) an opinion of counsel for the Company,
                           which may be the head in-house counsel for the Company, and

                                    (y) a "comfort" letter signed by the
                           independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

                  in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters to be delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountants' comfort letter, such other financial matters;

                           (l) permit any Holder of Registrable Stock which
                  might be deemed, in the reasonable judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel, if any, should be included;

                           (m) in the event of the issuance of any stop order
                  suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify each seller of Registrable Stock thereof and will use its best efforts promptly to obtain the withdrawal of such order; and

                           (n) in connection with any underwritten offering, the
                  Company shall have the right to designate the underwriter(s) to manage such offering, subject (in the case of a Demand Registration) to the approval of the Holder(s) of a majority of the Registrable Stock to be included therein, which approval will not be unreasonably withheld, conditioned or delayed.

Each Holder agrees that if the Company has delivered preliminary or final prospectuses to such Holder and after having done so the Company shall give notice to such Holder that (A) the prospectus needs to be amended or supplemented to comply with the requirements of the 1933 Act, (B) a stop order suspending the effectiveness of the registration statement is issued by the Commission or (C) a Potential Material Event shall exist, then such Holder shall immediately cease making offers and sales of Registrable Stock and return all remaining prospectuses to the Company if requested by the Company in such notice; provided such cessation of making offers and sales of Registrable Stock shall not exceed an aggregate of sixty (60) days in the case of the Demand Registration. Following such amendment or supplement, the lifting of any stop order or such time as the Potential Material Event shall no longer exist, the Company shall promptly provide to such Holder notice that offers and sales may be resumed and, to the extent appropriate, revised prospectuses, and such Holder shall then be free to resume making offers of the Registrable Stock, or any portion thereof, and the Company's obligation to maintain the effectiveness of the registration statement, if any, shall be extended by an equal amount of time.

                  2.4 Payment of Expenses. The Company shall pay all Registration Expenses in connection with the Demand Registration and any Piggyback Registration. All fees and disbursements of counsel (except to the extent comprising "Registration Expenses" pursuant to Article 1 hereof), accountants and other experts retained by the Holder shall be borne by the Holder.

                  2.5 Participation in Underwritten Registrations. The Holder may not participate in any registration hereunder which is underwritten unless the Holder (a) agrees to sell the Holder's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, standstill or holdback agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that if the Holder's Registrable Stock is included in any underwritten registration, the Holder shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Holder and the Holder's intended method of distribution.

                  2.6 Information of the Holder. As a condition to participation in any registration hereunder, the Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance contemplated by this Agreement.

                  2.7 Rule 144 Information. From and after the date hereof and for so long as necessary in order to permit the Holders to sell the Registrable Stock pursuant to Rule 144 under the 1933 Act, the Company will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the United States Securities Exchange Act of 1934 and referred to in paragraph
(c)(1) of Rule 144 (or, if applicable, the Company will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the Holders to sell the Registrable Stock, pursuant to the terms and conditions of the applicable provisions of Rule 144.

                  2.8 Delay in Demand Registration. The Company shall not be obligated to effect any Demand Registration within 90 days of a previous registration in which Holders of Registrable Stock were afforded piggyback registration rights pursuant to this Agreement.

                                   ARTICLE 3

                                 INDEMNIFICATION

                  3.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, the Holder, its officers and directors and each Person who controls a Holder (within the meaning of the 1933
Act) against all losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder, its officers and directors or any Person who controls such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of a Holder.

                  3.2 Indemnification by Holder. In connection with any registration statement in which a Holder is participating, each such Holder, severally and not jointly, will, to the extent permitted by law, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein) and any failure by each such Holder to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Stock pursuant to such registration statement.

                  3.3 Notice: Defense of Claims. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement except to the extent the indemnifying party is materially prejudiced by such failure. If such defense is assumed, the indemnified party may participate in such defense at its own expense and the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnified party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. Each indemnified party, as a condition to its right to indemnification, will reasonably cooperate with the indemnifying party (at the expense of the indemnifying party) in the defense of such claim.

                  3.4 Contribution. If the indemnification provided for in this
Article 3 is unavailable or insufficient to hold harmless an indemnified party under Section 3.1 or 3.2, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the indemnifying party bear to the total net proceeds received by the indemnified party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or information supplied by the indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this section. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation of a Holder to provide contribution will be individual to such Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Stock that is the subject of any claim. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  3.5 Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                                   ARTICLE 4

                                  MISCELLANEOUS

                  4.1 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to the Company, to:

                             The viaLink Company
                             13800 Benson Road
                             Edmond, Oklahoma 73103-6417
                             Attention:  J. Andrew Kerner
                             Fax:  :  (405) 936-2599

                             with a copy (which shall not constitute notice) to:

                             Richard M. Klinge & Associates, P.C.
                             510 E. Memorial Road, Suite C-1
                             Oklahoma City, Oklahoma 73114
                             Attention: Richard M. Klinge, Esq.
                             Fax: (405) 775-9003
                             and a copy (which shall not constitute notice) to:

                             Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                             1201 Elm Street
                             Dallas, Texas 75270
                             Attn: Robert E. Crawford, Jr., Esq.
                             Fax:  (214) 745-5390


                           if to the Holder, to:

                             i2 Technologies, Inc.
                             909 E. Las Colinas Blvd., 16th Floor
                             Irving, Texas 75039
                             Attention:  Robert C. Donohoo
                             Fax:  (214) 860-6893

                             with a copy (which shall not constitute notice) to:

                             Brobeck, Phleger & Harrison LLP
                             301 Congress Avenue, Suite 1200
                             Austin, Texas 78701
                             Attention:  Ronald G. Skloss
                             Fax:  (512) 477-5813


Notice given by personal delivery or commercial delivery service shall be effective upon actual receipt. Notice given by mail shall be effective three business days after deposit in the mails or upon actual receipt if sooner. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

                  4.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words without limitation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  4.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  4.5 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective as to (a) the Company, unless made in writing signed by the Company or (b) the Holder, unless made in writing signed by the Holder.

                  4.6 Successors and Assigns. This Agreement, and the rights and obligations of a Holder hereunder, may be assigned by such Holder to any Person to which Registrable Stock is transferred by such Holder and who agrees to be bound by the terms of this Agreement. Any such transferee shall be deemed a "Holder" for purposes of this Agreement; provided, that no transferee will be deemed to be a Holder unless such transferee is the holder of not less than 50,000 shares of Registrable Stock.

                  4.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  4.8 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the conflicts of law principles thereof) and shall, to the maximum extent practicable, be deemed to call for performance in Dallas County, Texas.

                  4.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  4.11 Currency. All references to "$" or "dollars" herein shall be to the lawful currency of United States dollars.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, the Company and the Holder have executed this Registration Rights Agreement as of the date first written above.

                                    COMPANY:


                                    THE viaLINK COMPANY


                                    By:  /s/ J. ANDREW KERNER
                                         ---------------------------------------
                                         Name:  J. Andrew Kerner
                                               ---------------------------------
                                         Title:  Chief Financial Officer
                                                --------------------------------

                                    HOLDER:


                                    i2 TECHNOLOGIES, INC.


                                    By:  /s/ ROBERT C. DONOHOO
                                         ---------------------------------------
                                         Name:  Robert C. Donohoo
                                               ---------------------------------
                                         Title:  Corporate Counsel
                                                --------------------------------